UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 2, 2006 (May 31, 2006)
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1100 Louisiana, Suite 2000
Houston, Texas		77002-5215
(Address of principal executive offices)		(Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Purchase and sale agreement
Unaudited pro forma condendsed consolidated financial statements
Press release dated June 1, 2006

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 1, 2006, The Houston Exploration Company (“Houston Exploration”) completed the sale of substantially all of our Louisiana Gulf of Mexico assets for a gross purchase price of $590 million pursuant to a purchase and sale agreement dated April 7, 2006 between Houston Exploration, as seller, and various partnerships affiliated with Merit Energy Company (collectively, the “Merit Affiliates”), as buyer. A substantial majority of such assets was sold to the Merit Affiliates on May 31, 2006, and certain working interests were sold to Nippon Oil Exploration U.S.A. Ltd. and Chevron USA Inc. on June 1, 2006 pursuant to the exercise of preferential purchase rights. The aggregate net cash proceeds received from the sale of these assets totaled approximately $530.8 million after customary closing items, including the preliminary adjustment for operations related to the properties after January 1, 2006, the effective date of the transactions. Of the total net proceeds, approximately $510.2 million was received for assets acquired by the Merit Affiliates, and approximately $16.6 million and $4.0 million was received from Nippon Oil Exploration U.S.A. Ltd. and Chevron USA Inc., respectively.
At December 31, 2005, proved reserves associated with these assets were estimated at 186.1 Bcfe, and production associated with these assets accounted for approximately 22% of our 2005 production and 21% of our production during the first three months of 2006. The sale transactions did not include 18 Louisiana offshore blocks to be retained by Houston Exploration. Of these 18 blocks, 16 are undeveloped and two have exploratory wells currently in progress.
Of the $530.8 million in net cash proceeds received from the sale of the Louisiana portion of our Gulf of Mexico assets, $314.2 million was paid directly to a qualified intermediary to facilitate like-kind exchange transactions under Section 1031 of the Internal Revenue Code, and substantially all of the $216.6 million balance, associated with properties sold outside the like-kind exchange arrangement, was used to reduce outstanding borrowings under our revolving credit facility. As of June 1, 2006, outstanding borrowings under our revolving credit facility, after application of the proceeds, totaled $50 million.
The sale of certain of our Gulf of Mexico properties triggered the acceleration of a net profits payment to the predecessor owner of properties acquired by us in October 2003. We expect to make a cash payment of approximately $30 million to the predecessor owner to satisfy the net profits interest, which payment we plan to fund with borrowings under our revolving credit facility.
The foregoing description of the material terms of the purchase and sale agreement is qualified by reference to the purchase and sale agreement filed herewith as Exhibit 99.1.
The unaudited proforma condensed consolidated financial statements of Houston Exploration are attached to this current report as Exhibit 99.2 as described in Item 9.01 below.
Item 7.01. Regulation FD Disclosure.
A copy of the June 1, 2006 press release announcing completion of the sale of the Louisiana Gulf of Mexico assets is being furnished pursuant to Regulation FD as Exhibit 99.3 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be incorporated by reference into Houston Exploration’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, this Current Report on Form 8-K and the press release contain “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.
Item 8.01. Other Events.
Effective May 31, 2006, and in connection with the closing of the sale of substantially all of our Louisiana Gulf of Mexico assets, the borrowing base on our revolving credit facility was reduced from $550 million to $500 million. At June 1, 2006, outstanding borrowings under our revolving credit facility totaled $50 million.
Item 9.01. Financial Statements and Exhibits
(b) Pro forma financial information

Unaudited pro forma condensed consolidated financial statements as of December 31, 2005 and for the twelve months ended December 31, 2005 and the three months ended March 31, 2006 are filed as Exhibit 99.2 and incorporated by reference herein.
(c)	Exhibits

99.1	Purchase and sale agreement dated April 7, 2006 between The Houston Exploration Company, as seller, and Merit Management Partners I, L.P., Merit Management Partners II, L.P., Merit Management Partners III, L.P., Merit Energy Partners III, L.P., Merit Energy Partners D-III, L.P., Merit Energy Partners E-III, L.P. And Merit Energy Partners F-III, L.P., collectively, as buyer.

99.2	Unaudited pro forma condensed consolidated financial statements of The Houston Exploration Company as of December 31, 2005 and for the twelve months ended December 31, 2005 and the three months ended March 31, 2006.

99.3	Press release dated June 1, 2006 announcing completion of the sale of Louisiana offshore assets.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2006	THE HOUSTON EXPLORATION COMPANY

	By:	/s/ James F. Westmoreland

James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number		Description

99.1	—	Purchase and sale agreement dated April 7, 2006 between The Houston Exploration Company, as seller, and Merit Management Partners I, L.P., Merit Management Partners II, L.P., Merit Management Partners III, L.P., Merit Energy Partners III, L.P., Merit Energy Partners D-III, L.P., Merit Energy Partners E-III, L.P. And Merit Energy Partners F-III, L.P., collectively, as buyer.

99.2	—	Unaudited pro forma condensed consolidated financial statements of The Houston Exploration Company as of December 31, 2005 and for the twelve months ended December 31, 2005 and the three months ended March 31, 2006.

99.3	—	Press release dated June 1, 2006 announcing completion of the sale of Louisiana offshore assets.